Exhibit 99.1

Amplify Snack Brands, Inc. Reports First Quarter 2016 Financial Results

First Quarter Net Sales Increased 22.7% Year-Over-Year to $54.3 Million

First Quarter Adjusted EBITDA of $19.6 Million

Company Raises Full Year Fiscal 2016 Outlook

Completes Strategic Accretive Acquisition of Boundless Nutrition

Austin, Texas – May 2, 2016 – Amplify Snack Brands, Inc. (“Amplify” or the “Company”) (NYSE:BETR) today reported financial results for the three months ended March 31, 2016.

Three Months Ended March 31, 2016 Highlights

•	Net sales were $54.3 million, up 22.7% year-over-year

•	Gross profit was $28.4 million, representing 52.3% of net sales

•	GAAP net income was $8.4 million, or $0.11 per fully diluted share

•	Non-GAAP adjusted net income was $10.1 million, or $0.13 per fully diluted share

•	Adjusted EBITDA was $19.6 million, representing 36.0% of net sales

“We started 2016 with continued and excellent momentum,” said Tom Ennis, Amplify’s President and Chief Executive Officer. “Our performance was driven by distribution gains and strong velocity of the SkinnyPop brand across sales channels and we are off to a great start with our national launch of the Paqui brand. As we have historically done during our first fiscal quarter, we made significant and planned trade promotion investments to support both the SkinnyPop and Paqui brands, resulting in robust productivity during the period while also driving increased trial and brand awareness in both new and existing distribution channels. Based on these positive financial results and the momentum of the existing business, we are raising our financial outlook for the year.”

Three Months Ended March 31, 2016

Net sales increased 22.7% to $54.3 million compared to $44.3 million for the three months ended March 31, 2015. The increase in net sales reflects increased distribution and continued strong brand velocity across sales channels for the SkinnyPop brand, as well as new distribution of the Paqui brand.

Gross profit was $28.4 million, or 52.3% of net sales, compared to $24.4 million, or 55.1% of net sales for the three months ended March 31, 2015. Gross margin for the three months ended March 31, 2016 reflects a higher level of planned trade promotional activity, partially offset by improved rates on materials and ingredients. Consistent with the first quarter last year, the Company spent a significant amount on trade promotions for the SkinnyPop brand. The Company also made the strategic decision to provide additional trade support for the initial national launch of the Paqui brand at select retail accounts.

Adjusted EBITDA, which is a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, increased 1.7% to $19.6 million from $19.2 million for the three months ended March 31, 2015, primarily reflecting higher net sales and gross profit, and largely offset by higher Adjusted SG&A. The increase in Adjusted SG&A was primarily driven by infrastructure investments in personnel and systems, increased consumer marketing activities to drive brand awareness and trial, and new costs associated with operating as a public company. As a percentage of net sales, Adjusted EBITDA was 36.0% compared to 43.4% in the three months ended March 31, 2015.

Exhibit 99.1

GAAP net income increased 71.3% to $8.4 million, or $0.11 per fully diluted share, compared to net income of $4.9 million, or $0.07 per fully diluted share, for the three months ended March 31, 2015. Adjusted net income, which is a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, was $10.1 million, or $0.13 per fully diluted share, compared to adjusted net income of $10.0 million for the three months ended March 31, 2015, or $0.13 per fully diluted share.

Balance Sheet and Cash Flow

As of March 31, 2016, the Company had cash and cash equivalents of $7.4 million and net availability under its revolving line of credit of $25.0 million. Net debt, as defined under the Company’s credit facility, represents outstanding indebtedness less cash and cash equivalents, was $191.2 million as of March 31, 2016, compared to $182.5 million as of December 31, 2015. The increase was attributable to a decrease in cash associated with a $23.0 million payment of the founder contingent compensation liability that was made during the three months ended March 31, 2016. The Company expects to pay the remaining estimated $2.2 million founder contingent compensation liability once the tax gross-up amount is determined upon the completion of our final 2015 tax return. Amplify’s leverage ratio as calculated under the Company’s credit facility increased to 2.5x trailing twelve month EBITDA at March 31, 2016, up from 2.4x at December 31, 2015.

Acquisition of Boundless Nutrition

The Company is pleased to announce the strategic acquisition of Boundless Nutrition, a better-for-you snack food company, which closed on Friday, April 29, 2016. Based in Austin, Texas, Boundless Nutrition manufactures and distributes its broad range of Oatmega® bars and Perfect Cookie™ products in the natural, grocery, mass and foodservice sales channels across the U.S. Boundless Nutrition generated net sales of approximately $7.0 million over the last twelve months ending March 31, 2016, representing growth of over 100% on a year-over-year basis. The Company expects the acquisition to be accretive to EPS in 2016.

“We are excited to enhance our existing brand portfolio with the addition of the Boundless Nutrition portfolio,” commented Mr. Ennis. “We have been attracted to the size and growth rates of the snack bar category for some time and the Boundless Nutrition brands have shown very strong momentum as consumers are increasingly looking for great tasting, convenient, on-the-go protein snack options. Boundless Nutrition’s brands are in the early stages of their growth cycle, which is being driven by the products’ delicious flavor profile, distinct brand positioning, high-quality ingredients and blue-chip channel partners. We believe Amplify has the capabilities to leverage our existing infrastructure and expertise in better-for-you snacking to drive significant growth and earnings, as we have done with SkinnyPop and more recently Paqui.”

The Company funded the transaction with cash on hand and availability under the existing $25 million revolving credit facility.

Exhibit 99.1

Outlook

Excluding the benefit of the Boundless Nutrition acquisition, for the full year 2016 the Company expects to report:

•	Net sales of $233.0 million to $237.0 million, an increase of 26.7% to 28.9%, compared to 2015

•	Adjusted EBITDA of $88.0 million to $91.0 million, an increase of 17.5% to 21.5%, compared to 2015

•	Adjusted EPS of $0.61 to $0.64, an increase of 19.6% to 25.5%, compared to 2015

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results on Monday, May 2, 2016 at 3:30 p.m. Central time (4:30 p.m. Eastern time). Investors interested in participating in the live call can dial 877-407-9039 from the U.S. International callers can dial 201-689-8470.

In addition, the call will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at http://amplifysnackbrands.com. The webcast will be archived for 30 days. A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, May 16, 2016, by dialing 877-870-5176 from the U.S., or 858-384-5517 from international locations, and entering confirmation code 13635413.

About Amplify Snack Brands, Inc.

Amplify Snack Brands is a snack food company focused on developing and marketing products that appeal to consumers’ growing preference for Better-For-You (BFY) snacks. Through their simple, major allergen-free and non-GMO ingredients, Amplify’s brands embody the Company’s BFY mission and have amassed a loyal customer base across a wide range of food distribution channels in the United States and Canada. For additional information, please visit: http://amplifysnackbrands.com/

Forward-Looking Statements

This press release contains certain forward-looking statements regarding our performance, including in the section titled “Outlook.” Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “could”, “intends”, “target”, “projects”, “contemplates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) changes in consumer preferences and discretionary spending may have a material adverse effect on our brand loyalty, net sales, results of operations and financial condition, (ii) we rely on sales to a limited number of distributors and retailers for the substantial majority of our net sales, and the loss of one or more such distributors or retailers may harm our business, and (iii) sales of a limited number of SkinnyPop products and flavors contributed all of our historical profitability and cash flow and a reduction in the sale of our SkinnyPop products would have a material adverse effect on our ability to remain profitable and achieve future growth.

Exhibit 99.1

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”) and in other filings we will make with the SEC from time to time, particularly under the caption Risk Factors.

You should not place undue reliance upon forward-looking statements as predictions of future events. Amplify has based the forward-looking statements contained in this press release on its current expectations and projections about future events and trends that it believes may affect its business, financial condition, results of operations and prospects. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Amplify undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Non-GAAP Measures

In order to aid understanding of Amplify’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release.

Management believes that Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Adjusted EBITDA and Adjusted net income are not and should not be considered alternatives to net income or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share may differ from methods used by other companies. Management believes that these non-GAAP measurements are important to help gain an understanding of the Company’s overall operating results in the periods presented. Such non-GAAP measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. We have not reconciled our expected Adjusted EBITDA to net income or Adjusted EPS to earnings per share under “Outlook” because we have not finalized our calculations of several factors necessary to provide the reconciliations, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of our control and/or cannot be reasonably predicted at this time.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Exhibit 99.1

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,434	$18,751
Accounts receivable, net	15,491	11,977
Inventories	7,080	6,829
Other current assets	1,185	1,293

Total current assets	31,190	38,850
Property and equipment, net	2,284	2,153
Other assets:
Goodwill	47,421	47,421
Intangible assets, net	268,405	269,468
Other assets (1)	40	40

Total assets	$349,340	$357,932

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$20,226	$14,532
Senior term loan- current portion	12,750	12,750
Founder contingent consideration- current portion	2,197	25,197
Tax receivable obligation- current portion	6,632	6,632
Other current liabilities	551	217

Total current liabilities	42,356	59,328
Long-term liabilities:
Senior term loan (1)	179,342	181,704
Notes payable, net	3,773	3,757
Tax receivable obligation	89,498	89,498
Net deferred tax liabilities	6,383	5,115
Other liabilities	3,371	3,107

Total long-term liabilities	282,367	283,181
Total shareholders’ equity	24,617	15,423

Total liabilities and shareholders’ equity	$349,340	$357,932

(1)	In the first quarter of 2016, the Company adopted accounting guidance which requires debt issuance costs to be presented as a reduction to the carrying value of the related debt liability, rather than as a deferred charge (asset). This presentation will result in debt issuance costs being presented in the same way debt discounts have historically been presented. As a result, the Company reclassified $2.9 million of debt issuance costs from Other assets to a deduction from the carrying value of the Senior term loan as of December 31, 2015.

Exhibit 99.1

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Consolidated Statements of Operations

For the Three Months Ended March 31, 2016 and 2015

(unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2016	March 31, 2015
Net sales	$54,345	$44,275
Cost of goods sold	25,927	19,866

Gross profit	28,418	24,409
Operating expenses:
Sales and marketing	5,679	3,618
General and administrative	5,432	9,032

Total operating expenses	11,111	12,650

Operating income	17,307	11,759
Interest expense	3,026	2,955

Income before income taxes	14,281	8,804
Income tax expense	5,879	3,900

Net income	$8,402	$4,904

Earnings per share:
Basic and diluted	$0.11	$0.07

Weighted average common shares outstanding:
Basic and diluted	74,838,937	74,449,844

Exhibit 99.1

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted Net Income

(in thousands)

	Three Months Ended
	March 31, 2016	March 31, 2015
Net income	$8,402	$4,904
Non-GAAP adjustments:
Interest expense	3,026	2,955
Income tax expense	5,879	3,900
Depreciation expense	107	47
Amortization of intangible assets	1,063	1,042
Equity-based compensation expense	1,079	788
Founder contingent compensation	—	4,602
Transaction-related expenses:
IPO related expenses	—	685	(1)
Executive recruitment	—	308	(2)

Adjusted EBITDA	$19,556	$19,231
Less:
Interest expense	3,026	2,955
Depreciation expense	107	47

Adjusted net income before taxes	16,423	16,229
Income tax expense above	5,879	3,900
Adjustments to income tax expense (3)	484	2,357

Adjusted income tax expense	6,363	6,257

Adjusted net income	$10,060	$9,972

Adjusted earnings per share- diluted	$0.13	$0.13

Weighted average common shares outstanding-diluted	74,838,937	74,449,844

(1)     Includes legal and accounting fees paid in connection with the IPO process.

(2)     Represents the recognized expense associated with sign-on and retention bonuses for certain executive hires and certain recruiting fees.

(3)     The table below reflects an adjustment to income tax expense for the periods presented associated with addbacks to net income as presented in the table above.

Adjustments to net income (refer to table above):	2,142	7,425
Less:
Non-deductible equity-based compensation	920	788
Non-deductible IPO related expenses	—	685

Permanent differences	920	1,473

	1,222	5,952

Federal and state statutory rate, net of federal tax benefit for state tax expense	39.6%	39.6%

Adjustments to income tax expense	$484	$2,357

Exhibit 99.1

Amplify Snack Brands, Inc.

Reconciliation of GAAP Selling and Marketing and General and Administrative (“SG&A”) Expenses

to Adjusted SG&A Expenses

(In thousands)

	Three Months Ended
	March 31, 2016	March 31, 2015
SG&A	$11,111	$12,650
Less:
Depreciation expense	(50)	(1)
Amortization of intangible assets	(1,063)	(1,042)
Equity-based compensation expense	(1,079)	(788)
Founder contingent compensation	—	(4,602)
Transaction-related expenses:
IPO related expenses	—	(685	) (1)
Executive recruitment	—	(308	) (2)

Adjusted SG&A	$8,919	$5,224

(1)	Includes legal and accounting fees paid in connection with the IPO process.
(2)	Represents the recognized expense associated with sign-on and retention bonuses for certain executive hires and certain recruiting fees.